Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, National Trust 338 (Intermediate/Long Series), National Trust 339 and New Jersey Trust 163:

We consent to the use of our report dated December 19, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
December 19, 2002